UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Item 1.01	Entry into a Material Definitive Agreement

Note Exchange and Warrant Purchase Agreement

As previously disclosed, on March 31, 2025 Jaguar Health, Inc. (the “Company”) issued and sold to selected accredited investors (the “Original Investors”) (i) approximately $3.4 million aggregate principal amount of 6% convertible promissory notes (collectively, the “Original Notes”), and (ii) warrants (the “March Warrants”) to purchase shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) in a private placement, pursuant to the securities purchase agreements (collectively, the “Purchase Agreements”), dated March 26, 2025, between the Company and the Original Investors.

On June 24, 2025, the Company entered into note exchange and warrant purchase agreements (the “Exchange Agreements”) with certain of the Original Investors (the “Participating Investors”), pursuant to which the Company agreed to (a) issue and sell (i) approximately $2.57 million aggregate principal amount of new 6% convertible promissory notes (the “Replacement Notes”), in exchange for the cancellation of the Original Notes held by the Participating Investors, and (ii) warrants to purchase shares of Common Stock (the “New Warrants”) to such Participating Investors, in a private placement closed on June 24, 2025 (the “Exchange Transaction”); and (b) file a registration statement for the resale of the Conversion Shares and the New Warrant Shares (both terms as defined hereunder) within 30 calendar days of the date of the Exchange Agreements and to use commercially reasonable efforts to cause such registration statement to be declared effective no later than three business days after the date that the Company is notified by the Securities and Exchange Commission (the “SEC”) that such registration statement will not be reviewed or will not be subject to further review.

Replacement Notes

The Replacement Notes bear interest at the rate of 6% per annum and will mature on January 30, 2026 (the “Maturity Date”).

The Replacement Notes will be convertible, at each holder’s option, in part or in full, into an aggregate of up to 481,150 shares (the “Conversion Shares”) of the Company’s Common Stock (assuming no payment of the principal amounts or any accrued interest), at a conversion price of $5.535 per share for Participating Investors who are not an officer, director, employee or consultant of the Company (collectively, an “Insider”), and $5.555 per share for Participating Investors who are Insiders, subject to adjustment for customary stock dividend, stock split, stock combination or other similar transactions; provided, however, that (a) no Conversion Shares may be issued to a noteholder who is an Insider unless the stockholder approval is obtained by the Company in accordance with Nasdaq Listing Rules 5635(c) and 5635(d), and (b) the total cumulative number of Conversion Shares that may be issued to a noteholder who is not an Insider, together with any shares of Common Stock issued to (i) such noteholder upon exercise of the New Warrants issued to such noteholder and (ii) the other Participating Investors in the same series of transactions as the Replacement Notes, may not exceed the requirements of The Nasdaq Capital Market (including the rules related to the aggregation of offerings under Nasdaq Listing Rule 5635(d), if applicable) (the “Issuance Cap”), unless the stockholder approval is obtained by the Company to issue more than the Issuance Cap.

Under the Replacement Notes, the Company is subject to certain restrictive covenants, including a covenant restricting the Company’s right to pay dividends or otherwise make any payment or distribution in respect of the Company’s capital stock, subject to certain limited exceptions, without the prior written consent of the holders of the Replacement Notes. In addition, the Company is required to use the net proceeds in excess of $8,000,000 from (a) any equity or debt financing received by the Company or (b) any licensing or business development transaction received by the Company or Napo Pharmaceuticals, Inc. for repayment of the Replacement Notes.

The terms of the Replacement Notes are otherwise substantially the same as the terms of the Original Notes.

New Warrants

As an inducement to enter into the Exchange Agreements, the Participating Investors received New Warrants to purchase up to an aggregate of 928,582 shares of Common Stock (the “New Warrant Shares”) with an initial exercise price equal to $2.70, subject to adjustment for reclassification of the Common Stock, non-cash dividend, stock split, reverse stock split or other similar transaction (the “Exercise Price”). The New Warrants will be exercisable immediately upon the Initial Exercise Date (as define therein) and will expire on the earlier of (i) 18 months from the date of issuance, (ii) the consummation of a fundamental transaction and (iii) the consummation of a liquidation event; provided, however, that no New Warrant Shares may be issued to a holder unless the stockholder approval is obtained by the Company in accordance with Nasdaq Listing Rules 5635(c) and/or 5635(d), as applicable.

Certain Insiders, including the Company’s Chief Executive Officer and certain members of the Company’s board of directors and officers, participated in the Exchange Transaction. These Insiders acquired $492,012 aggregate principal amount of the Replacement Notes, which will be convertible into up to 91,784 Conversion Shares, and received New Warrants to purchase up to 177,138 New Warrant Shares.

The Company makes certain customary representations and warranties and has agreed to customary covenants and obligations. The Exchange Agreements and the Replacement Notes contain customary events of default upon the occurrence and during the continuance of which the Replacement Notes shall, at the option of the holders by written notice to the Company, become immediately due and payable and the Company shall pay to the holders an amount equal to the then outstanding balance of the Replacement Notes and accrued and unpaid interest thereon, plus Default Interest (as defined in the Replacement Notes), if any.

The form of Replacement Note, the form of New Warrant, and the form of Exchange Agreement are filed as Exhibits 4.1, 4.2, and 10.1, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Replacement Notes, the New Warrants, and the Exchange Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

All of the securities issued in the Exchange Transaction described in this Current Report on Form 8-K were offered and sold in reliance upon the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended (“Securities Act”).

Item 8.01	Other Events.

On June 24, 2025, the Company issued a press release announcing the Exchange Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Form of Replacement Note

4.2	Form of New Warrant

10.1	Form of Note Exchange and Warrant Purchase Agreement

99.1	Press Release, dated June 24, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: June 24, 2025	By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	Chief Executive Officer & President